UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 28, 2011
Date of Report (Date of earliest event reported)

COGITO MEDIA GROUP INC.
Formerly known as Kurrant Mobile Catering Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-53011	26-1559350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

279 Sherbrooke West, Suite 305 Montreal, Quebec, Canada	H2X 1Y2
(Address of principal executive offices)	(Zip Code)

 (858) 531-5723
Registrant’s telephone number, including area code

Kurrant Mobile Catering Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Consultant Service Agreement

Effective October 28, 2011, Cogito Media Group Inc., formerly known as Kurrant Mobile Catering, Inc., a Colorado corporation (the “Company”) entered into a one year consultant agreement (the “Consultant Agreement”) with Michael Rich (“Rich”). In accordance with the terms and provisions of the Consultant Agreement: (i) Rich will provide to the Company consulting services related to business and product development, corporate structure, management and financing; (ii) the Company shall issue to Rich an aggregate of 39,000,000 shares of its restricted common stock at a per share price of $0.0001; (iii) upon performance by Rich of agreed upon services, the Company shall pay to Rich a monthly fee of $7,500; (iv) upon performance by Rich of agreed upon services, the Company shall pay to Rich a cash bonus of $25,000 upon completion of such services; (v) commencing with the quarterly period beginning March 1, 2012 and in the event the Company achieves gross sales revenue in excess of $500,000 (the “Initial Sales Amount”) in any given quarter, the Company shall pay to Rich a quaterly sales bonus in the aount of $25,0000 (the “Quarterly Sales Bonus”); and (vi) for each incremental amount of $400,000 achieved in gross revenues above the Initial Sales Amount, the Company shall pay to Rich a further Quarterly Sales Bonus in the amount of $20,000 for each incremental $400,000.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective October 28, 2011, the Company entered into the Consultant Agreement. The Board of Directors authorized the issuance of an aggregate of 39,000,000 shares to Rich at a per share  price of $0.0001. The  aggregate 39,000,000 shares of common stock were issued to Rich in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Rich acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on October 28, 2011, the Board of Directors of the Company accepted the consent of Michael Rich as a member of the Board of Directors. Therefore, as of the date of this Current Report, the Board of Directors consists of the following members: Pierre Turgeon, Francois Turgeon and Michael Rich.

Biography

Mr. Rich has been involved in the financial industry and as a consultant for over the past twenty years. Mr. Rich is adept adept at analyzing data relating to product and business opportunities, developing product concepts and new revenue streams, negotiating complex business development deals, managing significant partnerships, developing and implementing online strategies to grow brand reach, and building more profitable businesses. From approximately 2005 to current date, Mr. Rich has been a consultant for a private venture capital fund. Mr. Rich acts as an advisor to owners of small and medium sized businesses and their executive management teams with the goal of achieving sustainable growth and success.

From approximately March 2007 through August 2010, Mr. Rich was the Director of Business Development for a privately held internet company. Mr. Rich was responsible for developing and implementing sales strategies to grow the company, identifying potential business partners, analyzing financial metrics relating to business opportunities, and negotiating significant business development deals. Mr. Rich was also responsible for overseeing the company’s websites, blogs, and overall strategy and development. His leadership and overall assistance played a key role in growing the company’s annual revenue.

From approximately February 2000 through November 2003, Mr. Rich was the vice president of sales and business development for a privately held internet industry business. Mr. Rich was responsible for new business development activities, corporate partnerships, marketing and advertising alliances, vendor management, and operational oversight at the company. He was also a key member of the business strategy and technology strategy teams at the company.

Mr. Rich graduated from the University of South Florida with a B.A. in Business Administration.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGITO MEDIA GROUP INC.

DATE: November 17, 2011	By:	/s/Pierre Turgeon
Name: Pierre Turgeon
Title: President/Chief Executive Officer